UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2022

Ouster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39463	86-2528989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Treat Avenue

San Francisco, California 94110

(Address of principal executive offices) (Zip Code)

(415) 949-0108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	New York Stock Exchange
Warrants to purchase common stock	OUST WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 9, 2022, Ouster, Inc. (the “Company” or “Ouster”) held its 2022 annual meeting of stockholders (“2022 Annual Meeting”). At the 2022 Annual Meeting, the Company’s stockholders approved the Company’s 2022 Employee Stock Purchase Plan (the “ESPP”). The ESPP is designed to allow eligible employees of the Company to purchase shares of Ouster common stock with their accumulated payroll deductions. The ESPP is divided into two components: the “Section 423 Component” and the “Non-Section 423 Component”. The Section 423 Component is intended to qualify under Section 423 of the Internal Revenue Code, as amended (the “Code”). The Non-Section 423 Component is not intended to qualify under Section 423 of the Code and will be used to grant stock options to certain non-U.S. employees, eligible consultants and certain U.S. employees who are employed by certain of the Company’s subsidiaries that do not participate in the Section 423 Component. The purpose of the ESPP is to assist such employees (and certain eligible consultants who may participate in the Non-section 423 Component only) in acquiring a stock ownership interest in the Company, to help such service providers provide for their future security and to encourage such service providers to remain in the service of Ouster. The Board believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.

The terms of the ESPP are further described under “Proposal 4: Approval of the Ouster, Inc. 2022 Employee Stock Purchase Plan,” included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2022 (the “Proxy Statement”). This description is incorporated by reference into Item 5.02 of this Current Report on Form 8-K.

The above and the incorporated descriptions of the ESPP are qualified in their entirety by reference to the ESPP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2022 Annual Meeting, a total of 116,349,817 shares of common stock were present in person or represented by proxy, representing approximately 67% percent of the Company’s outstanding common stock as of the April 14, 2022 record date. The following are the voting results for the proposals considered and voted upon at the 2022 Annual Meeting, each of which was described in the Proxy Statement.

Item 1 — Election of three Class I directors to serve until the 2025 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Jorge del Calvo	69,514,093	7,205,795	39,629,929
Sundari Mitra	69,597,582	7,122,306	39,629,929
Karin Rådström	74,555,476	2,164,412	39,629,929

Item 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
116,037,736	214,890	97,191	0

Item 3 — Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers.

ONE Year	TWO Years	THREE Years	Votes ABSTAINED	Broker Non-Votes
75,841,190	101,561	652,220	124,917	39,629,929

Item 4 — Approval of the Ouster, Inc. 2022 Employee Stock Purchase Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
75,483,926	610,005	625,957	39,629,929

Based on the foregoing votes, the three director nominees were elected and Items 2 and 4 were approved. The stockholders approved, on an advisory (non-binding) basis, “ONE YEAR” as the frequency of future stockholder advisory votes on executive compensation. In light of these results, which are consistent with the Board’s recommendation, the Company has determined to hold an advisory (non-binding) vote on executive compensation each year until such time as the next advisory (non-binding) vote regarding the frequency of advisory (non-binding) votes on executive compensation is submitted to the Company’s stockholders.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1+	Ouster, Inc. 2022 Employee Stock Purchase Plan

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

+	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUSTER, INC.

Date: June 14, 2022	By:	/s/ Adam Dolinko
Adam Dolinko
General Counsel and Secretary